EXHIBIT 10.6


                 GRANITE STATE BANKSHARES, INC. AND SUBSIDIARY







     EMPLOYMENT SEPARATION AGREEMENT AND RELEASE WITH CHRISTOPHER J. FLYNN



                  EMPLOYMENT SEPARATION AGREEMENT AND RELEASE



        THIS AGREEMENT AND RELEASE, is effective as of the 20th day of November, 1998 by and between CHRISTOPHER J. FLYNN ("Executive") and GRANITE BANK ("Granite") and GRANITE STATE BANKSHARES, INC. ("Granite State").

        WHEREAS, Executive has served Granite in the position of President since October 31, 1997; and

        WHEREAS, the parties have mutually decided to discontinue Executive's employment and directorships with Granite and Granite State (references to Granite shall include Granite State unless otherwise indicated) on the following terms and conditions, which contain the entire agreement of the parties relating to the termination of Executive's employment, and any prior agreements, including the Employment Agreement entered into by and between Executive and Granite Bank as of October 31, 1997, ("Employment Agreement"), shall be superceded by this Agreement and Release, unless otherwise provided herein.

        NOW, THEREFORE, in consideration of the promises and payments stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties and who intend to be legally bound by this Agreement and Release, the parties state and agree as follows:

        1. Executive resigns from employment with Granite effective December 31, 1998. Executive resigns as a director of Granite effective November 30, 1998.

        2. Executive has no further obligation to perform services as an employee of Granite. Executive and Granite have entered into a Consulting Agreement, effective January 1, 1999 ("Consulting Agreement"), pursuant to which Executive shall perform services as a consultant to Granite.

        3. Executive shall continue to preserve the confidences and proprietary information of Granite and its subsidiaries, parent corporations and affiliates, including information that has been disclosed to Executive relating to Granite's business activities, as set forth in Section 10 of the Employment Agreement which Section is incorporated herein by reference.

        4.      (a)     Granite Bank shall pay Executive a cash severance
payment in the aggregate amount of $558,069, payable as follows: $258,069 on December 22, 1998; $150,000 on January 15, 1999 and $150,000 on
February 15, 1999. All payments shall be subject to requisite federal and state tax withholding, including without limitation withholdings for Medicare, FICA, and Federal Income Tax. The first payment is being made to Executive on or after the Waiting Period Expiration Date (as defined in paragraph 8 of this Agreement and Release).

                (b) Executive shall be entitled to receive bi-weekly salary payments from Granite Bank, at the rate of salary payment in effect as of the date of this Agreement and Release, through December 31, 1998, paid in accordance with Granite's regular payroll practices, including tax withholdings. Executive shall be considered employed by Granite Bank for purposes of the Granite State Employee Stock Ownership Plan through December 31, 1998.

                (c) Granite shall either: (i) continue to provide medical and dental coverage to Executive substantially identical to the coverage maintained by Granite prior to his termination of employment, except to the extent such coverage may be changed in its application to all Granite Executives; or (ii) if coverage under Granite's existing plans is unavailable, Granite shall pay the cost of providing Executive substantially equivalent coverage, except to the extent such coverage may be changed in its application to all Granite Executives. Such coverage shall cease upon the earlier of December 31, 2001 or upon the date of Executive's employment with another employer that provides substantially equivalent coverage.

                (d) As of the date of this Agreement and Release, Executive shall vest in 1,500 shares of restricted stock previously awarded to Executive under the 1997 Long-term Incentive Stock Benefit Plan (the "Stock Benefit Plan"). The remaining 6,000 shares of restricted stock which have been previously awarded to Executive shall be forfeited and returned to Granite.

                (e) As of the date of this Agreement and Release, Executive shall vest in all unvested options previously awarded to Executive under the Stock Benefit Plan . Such options shall be exercisable for so long as Executive continues to perform services for Granite as a consultant, pursuant to the Consulting Agreement, and within thirty days of the termination of the Consulting Agreement, but in no event later than December 31, 2001.

                (f) Executive shall retain the 1996 Ford Explorer that was prior hereto owned by Granite and used by Executive during the term of his employment. Title to this vehicle shall be transferred to Executive as of the date of this Agreement and Release.

                (g) The ownership of the following life insurance policies owned by Granite shall be transferred to Executive as of the date of this Agreement and Release: the Lincoln Benefit Life Company Flexible Premium Life Insurance Policy, Policy Number U0207843; and the MassMutual Policy Number 7399899. Granite shall have no further interest in, or obligation under, these policies.

        5.      (a)     The foregoing shall satisfy all obligations of Granite
(including Granite Bank as the successor to Primary Bank) to Executive that now exists or hereinbefore existed relating to the employment of Executive by Granite (including Granite Bank as the successor to Primary Bank), and the service by Executive as a director of Granite (including Granite Bank as the successor to Primary Bank), and the termination of the employment by Granite of Executive (and the termination of his service as a director of Granite), except as may be set forth in the Consulting Agreement and except that Executive's rights under any tax-qualified plan maintained by Granite shall not be effected hereby.

        (b) In consideration of the foregoing, Executive hereby irrevocably and unconditionally, waives and releases Granite, its affiliates and subsidiaries, officers, directors, and Executives, from any and all causes of action, debts and claims, known and unknown, which Executive may now have or may have in the future, concerning Executive's employment under the Employment Agreement, or separation from service thereunder, including but not limited to any claims for alleged breach of contract, wrongful discharge, or any rights or claims arising out of title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), or any other federal, state or municipal statute or ordinance relating to discrimination in employment. However, Executive may pursue claims or institute legal action to enforce the provisions of this Agreement and Release, and the Consulting Agreement. Nothing herein contained shall be construed to require Executive's release of any rights granted to him as a former employee, officer or director of Granite under its Charter and Bylaws or under New Hampshire law. Executive shall continue to be indemnified by Granite for any actions taken as an employee, officer or director to the fullest extent provided by Granite's Charter and Bylaws and New Hampshire law.

        6. Executive further covenants that Executive will neither file nor cause nor permit to be filed on Executive's behalf and, as the case may be waives Executive's right to recover in his/her own right upon filing, any lawsuits, claims, grievances, complaints, or charges with any Court, State, federal or local agency, concerning or relating to any dispute arising out of the employment relationship, alleged breaches of employment, covenants or contracts, abusive or wrongful and constructive discharge, unlawful employment discrimination, or otherwise relating to Executive's employment or resignation from that employment with Granite.

        7. Both parties agree that this is a separation of convenience, and neither party will state or infer a contrary intention or understanding.
Neither the Chief Executive Officer nor the Chief Financial Officer of Granite is aware, as of the date of this Agreement, of any basis for any claim by Granite against Executive relating to Executive's service as an employee of Granite. The nature and terms of the parties Agreement and Release are Confidential and may not be publicly disclosed with the exception of required court documents prepared and filed in connection with legal actions initiated to enforce the provisions of this Agreement and Release.

        8.      (a)     Executive further states that Executive has carefully
read the foregoing, has had sufficient opportunity to review and deliberate the foregoing with or without counsel of Executive's own choosing, knows and understands its contents, and signs the same as Executive's free and independent act. No inducements, representations, or agreements have been made or relied upon to make this Agreement and Release except as stated in this Agreement and Release.

                (b) Executive has twenty-one (21) days from November 20, 1998 (the date of the initial receipt of these terms) within which to consider accepting and being bound by the terms of this Agreement and Release. Executive understands and acknowledges that this release and waiver of claims is exchanged for the payments described in Paragraph 4. Executive also understands that he may revoke this waiver and release of claims under the ADEA for a period of seven (7) days following the date the Executive signs this Agreement and Release and that the Executive's waiver of the ADEA claims will not become effective until the revocation period has expired. Such date that is seven (7) days after Executive signs this Agreement and Release is referred to as the "Waiting Period Expiration Date."

        9. Section 9 of the Employment Agreement shall remain in effect as to Executive for the one year period from December 31, 1998.

        10. This Agreement and Release may not be amended or modified except in a writing signed by the party to be charged. This Agreement and Release constitutes the entire understanding of the parties, and all prior discussions and agreements between the parties are merged herein.

        11. Any term or provision of this Agreement and Release which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and Release.

        12. The terms and provisions of, and the obligations under, the Employment Agreement shall be superceded by this Agreement and Release, and shall be of no further force or effect, unless otherwise expressly stated herein.

        IN WITNESS WHEREOF, the parties hereto have signed their Agreement and Release.

DATE:  November 20, 1998

/s/ Christopher J. Flynn
------------------------
Christopher J. Flynn

GRANITE BANK
/s/ Charles W. Smith
--------------------
Charles W. Smith

GRANITE STATE BANKSHARES, INC.
/s/ Charles W. Smith
--------------------
Charles W. Smith

STATE OF NEW HAMPSHIRE                )
                                           : ss.
COUNTY OF CHESHIRE                    )



                On this 20th day of November, 1998, before me personally came CHRISTOPHER J. FLYNN, to me known, and known to me to be the individual described in the foregoing instrument, who, by his free act and deed, signed his name to the foregoing instrument.


                                                /s/ Faith E. Wilder
                                                -------------------
                                                Notary Public




STATE OF NEW HAMPSHIRE                 )
                                           : ss.:
COUNTY OF CHESHIRE                     )



                On this 20th day of November, 1998, before me personally came Charles W. Smith, to me known, who, being by me duly sworn, did depose and say that he is an executive officer of GRANITE BANK, the bank described in and which executed the foregoing instrument; that he knows the seal of said bank; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said bank; and that he signed his or her name thereto by like authority.



                                                /s/ Faith E. Wilder
                                                -------------------
                                                Notary Public


STATE OF NEW HAMPSHIRE                 )
                                           : ss.:
COUNTY OF CHESHIRE                     )



                On this 20TH day of November, 1998, before me personally came Charles W. Smith, to me known, who, being by me duly sworn, did depose and say that he is an executive officer of GRANITE STATE BANKSHARES, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                /s/ Faith E. Wilder
                                                -------------------
                                                Notary Public